As filed with the Securities and Exchange Commission on December 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIRTT Environmental Solutions Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Alberta, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(403) 723-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Charles R. Kraus

Senior Vice President, General Counsel & Corporate Secretary

DIRTT Environmental Solutions Ltd.

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(403) 723-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Agent For Service)

Copy to:

Robert L. Kimball

Vinson & Elkins LLP

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201

(214) 220-7700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Shares, without par value
Preferred Shares, without par value
Debt securities
Warrants
Subscription Receipts
TOTAL	N/A	N/A	$100,000,000	$10,910.00

(1)

There is being registered hereunder such indeterminate number or amount of the securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933 based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2020

PROSPECTUS

DIRTT Environmental Solutions Ltd.

COMMON SHARES

PREFERRED SHARES

DEBT SECURITIES

WARRANTS

SUBSCRIPTION RECEIPTS

We may from time to time, in one or more offerings, offer and sell shares of our common shares, shares of preferred shares, debt securities, warrants, and subscription receipts.

We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus provides you with only a general description of these securities and the manner in which we will offer these securities. The specific terms of any securities that we offer will, if not included in this prospectus or information incorporated by reference herein, be included in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common shares are listed on The Nasdaq Global Select Market under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT.”

We are an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, or the JOBS Act, and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risk. Before you make an investment in our securities, we recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $100.0 million. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. This prospectus may not be used to offer or sell any of our securities unless accompanied by the applicable prospectus supplement.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “DIRTT” refer to DIRTT Environmental Solutions Ltd.; and the term “securities” refers collectively to the securities registered hereunder or any combination thereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement may contain forward-looking statements that involve substantial risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement, including statements regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on our business, financial condition, results of operations and growth prospects can be found under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q. These factors include, but are not limited to, the following:

•	competition in and changes to the interior construction industry;

•	global economic, political, health and social conditions and financial markets, including those related to pandemics such as the COVID-19 pandemic;

•	the condition and changing trends of the overall construction industry;

•	our reliance on our network of distribution partners for sales, marketing and installation of our solutions;

•	our ability to maintain and manage growth effectively;

•	our ability to introduce new designs, solutions and technology and gain client and market acceptance;

•	loss of our key executives;

•	labor overcapacity or shortages and disruptions in our manufacturing facilities;

•	product liability, product defects and warranty claims brought against us;

•	defects in our designing and manufacturing software;

•	infringement on our patents and other intellectual property;

•	cyber-attacks and other security breaches of our information and technology systems;

•	material fluctuations of commodity prices, including raw materials;

•	shortages of supplies or disruptions in the supply chain of certain key components and materials;

•	our ability to balance capacity within our existing manufacturing facilities;

•	our exposure to currency exchange rates, tax rates and other fluctuations, including those resulting from changes in laws;

•	legal and regulatory proceedings brought against us;

•	the availability of capital or financing on acceptable terms, which may impair our ability to make investments in the business; and

•	other factors and risks described under the heading “Risk Factors.”

These risks are not exhaustive. Because of these risks and other risks and uncertainties, our actual results, performance or achievement, or industry results, may be materially different from the anticipated or estimated results discussed in the forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our past results of operations are not necessarily indicative of our future results. You should not place undue reliance on any forward-looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. We undertake no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. We qualify all of our forward-looking statements by these cautionary statements.

THE COMPANY

We are an innovative manufacturing company featuring a proprietary software and virtual reality visualization platform, coupled with vertically integrated manufacturing that designs, configures and manufactures prefabricated interior solutions used primarily in commercial spaces across a wide range of industries and businesses. We combine innovative product design with our industry-leading, proprietary ICE® Software (“ICE” or “ICE Software”), and technology-driven, lean manufacturing practices and sustainable materials to provide end-to-end solutions for the traditionally inefficient and fragmented interior construction industry. We create customized interiors with the aesthetics of conventional construction but with greater schedule and cost certainty, shorter lead times, greater future flexibility, and better environmental sustainability than conventional construction.

Our ICE Software allows us to sell, design, visualize (including 3D virtual reality modeling of interiors), configure, price, communicate, engineer, specify, order and manage projects, thereby reducing challenges associated with traditional construction, including cost overruns, change orders, inconsistent quality, delays and material waste. While other software programs and virtual reality tools are used in the architectural and construction industries, we believe our ICE Software is the only interior construction technology that provides end-to-end integration and management, from design through engineering, manufacturing and installation. Our interior construction solutions include prefabricated, customized interior modular walls, ceilings, and floors; decorative and functional millwork; power infrastructure; network infrastructure; and pre-installed medical gas piping systems. We strive to incorporate environmentally sustainable materials and reusable components into our solutions while creating flexible, functional and well-designed environments for the people who will use them.

We offer our interior construction solutions throughout the United States and Canada, as well as in select international markets, through a network of independent distribution partners and an internal sales team. Our distribution partners use ICE to work with end users to envision and design their spaces, and orders are electronically routed through ICE to our manufacturing facilities for production, packing and shipping. Our distribution partners then coordinate the receipt and installations of our interior solutions at the end users’ locations.

Our manufacturing facilities are in Calgary, Alberta; Phoenix, Arizona; and Savannah, Georgia; with an additional facility under construction in Rock Hill, South Carolina.

OUR CORPORATE INFORMATION

Our name “DIRTT” stands for Doing It Right This Time. We were incorporated in Alberta, Canada, under the Business Corporations Act (Alberta) (the “ABCA”) on March 4, 2003. Our headquarters are located at 7303 30th Street S.E., Calgary, Alberta, T2C 1N6, Canada, and our telephone number at that address is (403) 723-5000. Our website address is http://www.dirtt.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and reducing executive compensation disclosures.

We will remain an emerging growth company until the earlier to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our common shares that are held by non-affiliates exceed $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, and other information with the SEC (File No. 001-39061). Our filings with the SEC are available to the public through the Internet at the Commission’s website at http://www.sec.gov. We are also subject to requirements of applicable securities laws in Canada, and documents that we file with the securities commissions or similar regulatory authorities in Canada may be found at http://www.sedar.com.

We make available free of charge through our website at http://www.dirtt.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC or the securities commissions or similar regulatory authorities in Canada. In addition to the reports filed or furnished with the SEC and the securities commissions or similar regulatory authorities in Canada, we publicly disclose information from time to time in our press releases, investor presentations posted on our website and at publicly accessible conferences. Such information, including information posted on or connected to our website, is not a part of, or incorporated by reference into this prospectus and does not constitute part of this prospectus unless specifically so designated and filed with the SEC or the securities commissions or similar regulatory authorities in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, before the filing of a post-effective amendment to the registration statement of which this prospectus is a part that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold (other than information furnished and not filed with the SEC):

•

our Annual Report on Form 10-K for the year ended December  31, 2019 (the “10-K”), including those portions of our definitive proxy statement on Schedule 14A filed on April 27, 2020, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020, June 30, 2020 and September 30, 2020;

•

our Current Reports on Form 8-K dated March 14, 2020 (filed March 17, 2020), May 22, 2020 (filed May  22, 2020), June 23, 2020 (filed June  25, 2020), and July 29, 2020 (filed July 29, 2020), but excluding Item 2.02 therein; and

•

the description of our common shares contained in our Registration Statement on Form 10 filed on September 20, 2019, including Exhibit 4.2 to our 10-K and any other amendments or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. In addition to the reports made available through our website address provided above, we will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents. Requests for such documents or exhibits should be directed to:

DIRTT Environmental Solutions Ltd.

Attn: Investor Relations

7303 30th Street S.E.,

Calgary, Alberta, T2C 1N6, Canada

Telephone number: (403) 723-5000

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement together with all of the other information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference in evaluating an investment in our securities. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, capital expenditures, working capital, financing acquisitions, the repurchase and redemption of our securities, extending credit to, or funding investments in, our subsidiaries, and other general corporate purposes.

The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our articles of amalgamation (our “articles of amalgamation”) and our amended and restated by-laws (our “by-laws”), and provisions of applicable law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our article of amalgamation and our by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to provisions of applicable law, including the ABCA.

Authorized Shares and Capital Structure

Under our articles of amalgamation, we have the authority to issue: (i) an unlimited number of common shares, and (ii) an unlimited number of preferred shares issuable in one or more series having the designation, rights, privileges and conditions attaching to each series of such shares as the directors may fix by resolutions from time to time before the issuance thereof, and each series to consist of such number of shares as may, before the issuance thereof, be determined by resolution of the directors, except that the directors may not issue any preferred shares if by doing so the aggregate number of preferred shares that would then be issued and outstanding would exceed 20% of the aggregate number of common shares then issued and outstanding. Under Alberta law, there is no franchise tax on our authorized share capital. As of December 18, 2020, we had 84,681,364 common shares outstanding and no preferred shares outstanding.

Common Shares. The holders of common shares are entitled to notice of and to attend all meetings of shareholders (except meetings at which only holders of a specified class of shares are entitled to vote) and are entitled to one vote per common share. Holders of common shares are not entitled to cumulative voting rights in respect of the election of directors or otherwise. There are no restrictions on foreign holders voting our common shares. Holders of common shares are entitled to receive, if, as and when declared by the board of directors of the Company (the “Board”), such dividends as may be declared thereon by the Board from time to time; provided that the Company may declare dividends on any class of shares to the exclusion of any other class without being obliged to declare any dividends on the common shares. In the event of dissolution, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Company, our holders of common shares are entitled to share equally on a pro rata basis in the remaining property of the Company.

Our outstanding common shares are fully paid and non-assessable.

Preferred Shares. We do not have any preferred shares currently outstanding. Pursuant to our articles of amalgamation, our Board has the authority, without further action by our shareholders, to issue from time to time preferred shares in one or more series. Our Board may by resolution fix from time to time before the issue thereof the designation, rights, privileges, restrictions and conditions attaching to each series of the preferred shares, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred shares could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the liquidation rights of our common shares, or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of our common shares. Any preferred shares so issued may rank senior to our common shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. Pursuant to our articles of amalgamation, the Board may not issue any preferred shares if by doing so the aggregate number of preferred shares that would then be issued and outstanding would exceed by 20% of the aggregate number of common shares then issued and outstanding. We currently have no plans to issue any preferred shares.

Shareholder Approval; Vote on Extraordinary Corporate Transactions. Under the ABCA, certain extraordinary corporate actions, such as a name change, amalgamations (other than with certain affiliated corporations), continuances to another jurisdiction and sales, leases or exchanges of all, or substantially all, of the property of a corporation (other than in the ordinary course of business), and other extraordinary corporate actions such as liquidations, dissolutions and arrangements (if ordered by a court), are required to be approved by a “special resolution” of shareholders.

A “special resolution” is a resolution (i) passed by a majority of not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution, or (ii) signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve an extraordinary corporate action is required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Amendments to the Governing Documents. Under the ABCA, amendments to the articles of a corporation generally require approval by special resolution of shareholders. If the proposed amendment would affect a particular class of shares in certain specified ways, the holders of shares of that class are entitled to vote separately as a class on the proposed amendment, whether or not the shares otherwise carry the right to vote.

The ABCA allows the directors, by resolution, to make, amend or repeal any by-laws that regulate the business or affairs of the corporation. When directors make, amend or repeal a by-law, they are required, under the ABCA, to submit the change to shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the by-law, the amendment or the repeal with the approval of a majority of the votes cast by shareholders who voted on the resolution. If a by-law, or an amendment or a repeal of a by-law, is rejected by the shareholders, or if the directors do not submit a by-law, or an amendment or a repeal of a by-law, to the shareholders, the by-law, amendment or repeal ceases to be effective and no subsequent resolution of the directors to make, amend or repeal a by-law having substantially the same purpose or effect is effective until it is confirmed or confirmed as amended by the shareholders.

Quorum of Shareholders. The ABCA provides that, unless the by-laws provide otherwise, a quorum of shareholders is present at a meeting of shareholders (irrespective of the number of persons actually present at the meeting) if holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Our by-laws provide that a quorum is present if there are at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate at least 33-1/3% of our outstanding shares carrying voting rights at the meeting of shareholders.

Calling Meetings. The ABCA provides that the directors shall call an annual meeting of shareholders not later than 15 months after the last preceding annual meeting, and may at any time call a special meeting of shareholders. Pursuant to our articles of amalgamation and our by-laws, meetings of shareholders may be held inside or outside Alberta at such place as may be determined by the Board from time to time. The registered holders or beneficial owners (as defined in the ABCA) of not less than 5% of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition, but the beneficial owners of shares do not thereby acquire the direct right to vote at the meeting that is the subject of the requisition.

Shareholder Consent in Lieu of Meeting. Under the ABCA, a resolution in writing signed by all of the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of shareholders.

Director Election, Qualification and Number. The ABCA provides for the election of directors by a plurality vote (i.e., shareholders may either vote “for” or “withhold” from voting for a director) at an annual meeting of shareholders. The ABCA states that a corporation shall have one or more directors but a distributing corporation whose shares are held by more than one person shall have not fewer than three directors, at least two of whom are not officers or employees of the corporation or its affiliates. Additionally, at least one-fourth of the directors must be resident Canadians.

Pursuant to the majority voting policy of the Company (the “Majority Voting Policy”), if any director nominee receives a number of votes “withheld” from his or her election equal to or greater than votes “for” such election, such nominee should submit his or her offer of resignation to the lead director or Chair of the Board. The Nominating and Governance Committee will review such resignation offer and make a recommendation to the Board of whether or not to accept it. The Nominating and Governance Committee is expected to recommend acceptance of the resignation offer to the Board, and the Board is expected to accept such recommendation and resignation offer, except where exceptional circumstances would warrant the director nominee continuing to serve on the Board. The director nominee will not participate in any deliberations of the Nominating and Governance Committee or the Board with respect to his or her resignation offer. Within 90 days of receiving the resignation offer, the Board will make a decision and issue a press release announcing whether it has accepted or rejected the director nominee’s resignation. The resignation will be effective only when accepted by the Board. The Majority Voting Policy of the Company does not apply to contested elections in which the number of director nominees for election is greater than the number of director positions on the Board.

Vacancies on Board of Directors. Under the ABCA, a vacancy among the directors created by the removal of a director may be filled at the meeting of shareholders at which the director is removed. The ABCA also allows a vacancy on the board to be filled by a quorum of directors, except when the vacancy is a result of an increase in the number or minimum number of directors or a failure to elect the number or minimum number of directors required by the articles of a corporation. In addition, the ABCA and our articles of amalgamation provide that the directors may, between annual general meetings, appoint one or more additional directors of the corporation to serve until the next annual general meeting, so long as the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the corporation.

Removal of Directors; Terms of Directors. Under the ABCA, provided that the articles of a corporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an “ordinary resolution” at a meeting of the shareholders of that class or series.

An “ordinary resolution” means a resolution (i) passed by a majority of the votes cast by the shareholders who voted in respect of that resolution, or (ii) signed by all the shareholders entitled to vote on that resolution.

Fiduciary Duty of Directors. Directors of a corporation existing under the ABCA have fiduciary obligations to the corporation. The ABCA requires directors and officers of an Alberta corporation, in exercising their powers and discharging their duties, to act honestly and in good faith with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Indemnification of Officers and Directors. Under the ABCA and pursuant to our by-laws, we will indemnify present and former directors and officers against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment that is reasonably incurred by the person in respect of any civil, criminal or administrative action or proceeding to which the person is made a party because he or she acted as a director or officer of the corporation. In order to qualify for indemnification such directors or officers must:

•	have acted honestly and in good faith with a view to the best interests of the corporation; and

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful.

We carry liability insurance for our and our subsidiaries’ officers and directors, as permitted by our by-laws and the ABCA.

The ABCA also provides that such persons are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred in connection with the defense of any such proceeding if the person: (i) was substantially successful on the merits in the person’s defense of the action or proceeding; (ii) otherwise meets the qualifications for indemnity described above; and (iii) is fairly and reasonably entitled to indemnity.

Dissent or Dissenters’ Appraisal Rights. The ABCA provides that shareholders of a corporation are entitled to exercise dissent rights and be paid by the corporation the fair value of their shares in connection with specified matters, including, among others:

•	an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue or transfer of shares;

•	an amendment to the corporation’s articles to add, change or remove any restrictions on the business or businesses that the corporation may carry on;

•	an amalgamation with another corporation (other than with certain affiliated corporations);

•	a continuance under the laws of another jurisdiction; and

•	a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business.

However, a shareholder is not entitled to dissent if an amendment to the articles of the corporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Oppression Remedy. The ABCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to or that unfairly disregard the interests of any security holder, creditor, director or officer of the corporation if an application is made to a court by a “complainant.”

A “complainant” with respect to a corporation means any of the following:

•	a present or former registered holder or beneficial owner of a security of the corporation or any of its affiliates;

•	a present or former director or officer of the corporation or of any of its affiliates;

•	a creditor in respect of an application under a derivative action; or

•	any other person who, in the discretion of the court, is a proper person to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other complainants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s discretion under the oppression remedy, the exercise of that discretion does not depend on a finding of a breach of legal rights.

Derivative Actions. Under the ABCA, a complainant may also apply to the court for permission to bring an action in the name of, and on behalf of, the corporation or any of its subsidiaries, or to intervene in an existing action to which the corporation or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on the corporation’s behalf or on behalf of its subsidiary. Under the ABCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that:

•

the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court if the directors of the corporation or its subsidiary do not bring, diligently prosecute, defend or discontinue the action;

•	the complainant is acting in good faith; and

•	it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the ABCA, the court in a derivative action may make any order it sees fit, including an order: (i) authorizing the complainant to control the conduct of the lawsuit, (ii) directing payments to former and present security holders, and (iii) requiring the corporation to pay reasonable legal fees incurred by the complainant.

Examination of Corporate Records. Under the ABCA, upon payment of a prescribed fee, a person is entitled, during usual business hours, to examine certain corporate records, such as the securities register and a list of shareholders, and to make copies of or extracts from such documents.

Advance Notice for Shareholder Proposals and Director Nominations. The ABCA permits certain eligible shareholders and beneficial owners of shares to submit shareholder proposals to the Company, which proposals may be included in the Company’s management information circular and proxy statement. To be considered for inclusion in the management information circular and proxy statement for the annual meeting of shareholders of the Company, any such shareholder proposal under the ABCA must be submitted to the Company at least 90 days before the anniversary date of the last annual meeting of shareholders.

Additionally, our current by-laws include advance notice provisions. These provisions set deadlines for a certain number of days before a shareholders’ meeting for a shareholder to notify the Company of his, her or its intention to nominate one or more directors, and explains the information that must be included with the notice for it to be valid. Such shareholder nominations generally must be provided to the Company (i) in the case of an annual meeting of shareholders, not less than 30 days before the date of such annual meeting and (ii) in the case of a special meeting of shareholders, no later than the close of business on the 15th day after the date on which the first public filing or announcement of the date of such special meeting was made; except that, in either instance, if notice-and-access is used for delivery of proxy related materials and the date on which the first public filing or announcement of the date of such meeting was made in respect of such meeting is not less than 50 days prior to the date of the applicable meeting, the notice must be received not less than 40 days before the date of the applicable meeting. The notice must set forth specific information, as further described in our by-laws. This requirement is in addition to those set forth in the regulations adopted by the SEC under the Securities Exchange Act of 1934 or any applicable laws or regulations of Canada, including the ABCA.

Potential Anti-Takeover Effect. Certain of the foregoing provisions of DIRTT’s articles of amalgamation and by-laws, together with the provisions of the ABCA and the Rights Plan (as defined herein) as summarized below, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to DIRTT’s shareholders and of limiting any opportunity to realize premiums over prevailing market prices for DIRTT’s common shares in connection therewith. This could be the case notwithstanding that a majority of DIRTT’s shareholders might benefit from such a change in control or offer.

Other Important Ownership and Exchange Controls

There is no limitation imposed by applicable Alberta law or by our articles of amalgamation on the right of a non-resident to hold or vote our common shares, other than as discussed herein.

Competition Act. Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition (the “Commissioner”) to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us. This legislation grants the Commissioner jurisdiction, for up to one year after the acquisition has been substantially completed, to seek a remedial order, including an order to prohibit the acquisition or require divestitures, from the Canadian Competition Tribunal, which order may be granted where the Competition Tribunal finds that the acquisition substantially prevents or lessens, or is likely to substantially prevent or lessen, competition.

This legislation also requires any person or persons who intend to acquire more than 20% of our voting shares or, if such person or persons already own more than 20% of our voting shares prior to the acquisition, more than 50% of voting our shares, to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded. Where a notification is required, unless an exemption is available, the legislation prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless the Commissioner either waives or terminates such waiting period.

Investment Canada Act. The Investment Canada Act requires each “non-Canadian” (as defined in the Investment Canada Act) that acquires “control” of a “Canadian business,” where the acquisition of control is not a reviewable transaction, to file a notification in prescribed form with the Canadian Government (Department of Innovation, Science and Economic Development) not later than 30 days after closing. Subject to certain exemptions, a transaction that is reviewable under the Investment Canada Act may not be implemented until an application for review has been filed and the responsible Minister of the federal cabinet has determined that the investment is likely to be of “net benefit to Canada” taking into account certain factors set out in the Investment Canada Act.

Under the Investment Canada Act, an investment in our common shares by a non-Canadian that is a private sector “trade agreement investor,” including a United States investor, would be reviewable only if it were an investment to acquire control of our business pursuant to the Investment Canada Act and the enterprise value of our business (as determined pursuant to the Investment Canada Act) were to be equal to or greater than C$1.568 billion. An investment in our common shares by a non-Canadian that is a private sector World Trade Organization member country investor would be reviewable only if the enterprise value of our business (as determined pursuant to the Investment Canada Act) were to be equal to or greater than C$1.045 billion. Different rules apply if the non-Canadian investor is a “state owned enterprise” (as determined pursuant to the Investment Canada Act). The Investment Canada Act contains various rules to determine whether an investment is an acquisition of control of a Canadian business. For example, for purposes of determining whether an investor acquires control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions: (i) the acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation, (ii) the acquisition of less than a majority, but one-third or more, of the voting shares of a corporation is presumed to be acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares, and (iii) the acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

Under the Investment Canada Act, the Canadian Government may review on a discretionary basis a much broader range of investments by a non-Canadian to “acquire, in whole or part, or to establish an entity carrying on all or any part of its operations in Canada” to assess whether such investment may be injurious to national security. No financial threshold applies to a national security review. The federal government has broad discretion to determine whether an investor is a non-Canadian and therefore subject to national security review.

There are limited exemptions to a review of an acquisition of our common shares under the Investment Canada Act, subject to the Canadian Government’s discretion to conduct a national security review, including, generally: the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities; and the acquisition of control of our business in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the Investment Canada Act.

Other. There is no law, governmental decree or regulation in Alberta that restricts the export or import of capital or that would affect the remittance of dividends (if any) or other payments by us to non-resident holders of our common shares, other than withholding and other tax requirements.

Transfer Agent

The transfer agent and registrar for our common shares is Computershare Trust Company of Canada, located at 8th Floor, 100 University Ave., Toronto, Ontario, M5J 2Y1.

Stock Exchange Listing

Our common shares are listed on Nasdaq under the ticker symbol “DRTT” and on the TSX under the ticker symbol “DRT.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue separately, upon exercise of a debt warrant, or upon the exercise or exchange of a debt subscription receipt, from time to time in the form of one or more series of debt securities. We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

We anticipate that our debt securities will be issued under an indenture between us and one or more commercial banks to be selected by us. Under the indenture, our debt securities may be subordinated to our other indebtedness. We will file the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indenture will not limit the amount of debt securities that we may issue and will permit us to issue securities from time to time in one or more series. The debt securities will be unsecured obligations, unless otherwise stated in the applicable prospectus supplement. The indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at an office or agency that we maintain for that purpose or, if we elect, we may pay interest by mailing a check to your address as it appears on our register (or, at the election of the holder, by wire transfer to an account designated by the holder). Except as may be provided otherwise in the applicable prospectus supplement, we will issue our debt securities only in fully registered form, generally in denominations of $1,000 or integral multiples of $1,000. We will not apply a service charge for a transfer or exchange of our debt securities, but we may require that you pay the amount of any applicable tax or other governmental charge.

In this description of debt securities section, “we,” “us,” “our,” or the “Company” refer to DIRTT Environmental Solutions Ltd. and does not include any of our subsidiaries.

The applicable prospectus supplement will describe the following terms of any series of debt securities that we may offer:

1.	the title of the debt securities;

2.	whether they are senior debt securities or subordinated debt securities;

3.	the total amount of the debt securities authorized and the amount outstanding, if any;

4.	any limit on the aggregate principal amount of the debt securities offered through that prospectus supplement;

5.	the identity of the person to whom we will pay interest if it is anybody other than the noteholder;

6.	when the principal of the debt securities will mature;

7.	the interest rate or the method for determining it, including any procedures to vary or reset the interest rate;

8.	when interest will be payable, as well as the record dates for determining to whom we will pay interest;

9.	where the principal of, premium, if any, and interest on the debt securities will be paid;

10.	whether we have any obligation to redeem, repurchase or repay the debt securities under any mandatory or optional sinking funds or similar arrangements and the terms of those arrangements;

11.	when the debt securities may be redeemed if they are redeemable, as well as the redemption prices, and a description of the terms of redemption;

12.	whether we have any obligation to redeem or repurchase the debt securities at the holder’s option;

13.	the denominations of the debt securities, if other than $1,000 or an integral multiple of $1,000;

14.	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than our principal amount;

15.	the currency in which we will make payments to the holder and, if a foreign currency, the manner of conversion from United States dollars;

16.	any index we may use to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

17.	whether the debt securities will be issued in electronic, global or certificated form;

18.

if the debt securities will be issued only in the form of a global note, the name of the depositary or its nominee and the circumstances under which the global note may be exchanged in whole or in part for other individual debt securities in definitive registered form;

19.	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

20.	any additions or changes to events of default and any additional events of default that would result in acceleration of their maturity;

21.

the applicability or inapplicability of any covenants and any additions or changes to the covenants, including those relating to permitted consolidations, amalgamations, mergers or sales of assets or otherwise;

22.	if any debt securities do not bear interest, the dates for any required reports to the trustee;

23.

the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

24.

whether the debt securities will be convertible into or exchangeable for any other securities and the terms and conditions upon which a conversion or exchange may occur, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

25.	the terms of any repurchase or remarketing rights of third parties;

26.	the terms of any guarantee of the debt securities; and

27.	any other terms of the debt securities.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than their principal amount. Tax and other special considerations applicable to any series of debt securities, including original issue discount debt, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Subordination of Subordinated Debt Securities

Debt securities of a series may be subordinated to senior indebtedness as set forth in a prospectus supplement relating to the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series, for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due, whether at maturity, upon redemption, by declaration, upon required repurchase or otherwise;

•	failure to make any sinking fund payment on debt securities of that series when due;

•

failure to perform any covenant or agreement in the indenture, including failure to comply with the provisions of the indenture relating to consolidations, amalgamations, mergers and sales of assets, but other than a covenant included in the indenture solely for the benefit of a different series of our debt securities, which failure to comply continues for 90 days (or 180 days in the case of reporting failure) after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the applicable indenture;

•	specified events relating to the bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount of that series may declare the principal amount of and interest on all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable.

Notwithstanding the foregoing, except as provided in any supplemental indenture and described in an applicable prospectus supplement, if we so elect, the sole remedy of holders for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under “— Reports,” will consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.25% of the principal amount of the notes for the period beginning on the 91st day after the occurrence of such event of default. This additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. If we so elect, this additional interest will accrue on all outstanding notes from and including the 91st day following the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the date on which the event of default relating to the reporting obligations shall have been cured or waived.

In order to exercise the extension right and elect to pay the additional interest as the sole remedy following the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of notes and the trustee and paying agent of such election prior to the close of business on the 91st day after the date on which such event of default occurs (or, if such date is not a business day, on the first business day thereafter). Upon our failure to timely give such notice, the notes will be subject to acceleration as provided above.

The provisions of the indenture described in the preceding paragraphs will not affect the rights of holders of notes in the event of an occurrence of any other event of default.

Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series may, on behalf of the holders of all debt securities, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, any event of default arising from that default shall be deemed to have been cured for all purposes, and we, the trustee, and the holders of the senior debt securities of that series will be restored to their former positions and rights under the indenture.

The trustee under the indenture will, within 90 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities of that series notice of all uncured defaults with respect to that series known to it, unless the defaults have been cured or waived before the giving of the notice, but the trustee will be protected in withholding the notice if it in good faith determines that the withholding of the notice is in the interest of the holders of those debt securities, except in the case of default in the payment of principal, premium, or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series.

A holder may institute a suit against us for enforcement of such holder’s rights under the indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•

holders of at least 25% of the aggregate principal amount of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•	the trustee does not receive direction contrary to the holder’s request within 90 days following such notice, request and offer of indemnity under the terms of the indenture; and

•	the trustee does not institute the requested proceeding within 90 days following such notice.

The indenture will require us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our bank credit facility or other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, whether by redemption, at stated maturity, or otherwise, and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of those debt securities;

and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Legal Defeasance and Covenant Defeasance

Any series of our debt securities may be subject to the defeasance and discharge provisions of the indenture if so specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance — which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities; or

•

covenant defeasance — which will permit us to be released from our obligations to comply with covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•

we irrevocably deposits with the trustee, in trust, an amount in funds or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. government obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	123 days pass after the deposit is made and, during the 123-day period, no default relating to our bankruptcy, insolvency or reorganization occurs that is continuing at the end of that period;

•	no event of default has occurred and is continuing on the date of the deposit and after giving effect to the deposit;

•	the deposit is not a default under any other agreement binding on us and, in the case of subordinated debt securities, is not prohibited by the subordination provisions of such series;

•

we deliver to the trustee an opinion of counsel to the effect that the trust resulting from the deposit is not, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance; and

•

we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected by any modification or amendment is required for any of the following:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	to reduce the rate of or extend the time for payment of interest on any debt security or reduce the amount of any interest payment to be made with respect to any debt security;

•	to reduce the principal of or change the stated maturity of principal of any debt security;

•	to reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	to make any debt security payable in a currency other than that stated in that debt security;

•	to release any security that may have been granted with respect to the debt securities; and

•	to make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent.

In addition, with respect to the indenture, we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•

to evidence that another person has become our successor under the provisions of the indenture relating to consolidations, amalgamations, mergers, and sales of assets and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•

to surrender any of our rights or powers under the indenture, to limit the applicability of or consequences of breach of any covenant under the indenture, to add to our covenants further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities issued under the indenture, and to make a default in any of these additional covenants, restrictions, conditions, or provisions a default or an event of default under the indenture;

•

to cure any ambiguity or to make corrections to the indenture, any supplemental indenture, or any debt securities issued under the indenture, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series under the indenture;

•

to modify or amend the indenture to permit the qualification of the indenture or any supplemental indenture under any applicable law of the United States, including the Trust Indenture Act of 1939, and Canada (or of any province or territory thereof, to the extent they do not conflict with the applicable law of the United States);

•	to cure any ambiguity, defect or inconsistency, as evidenced by an officers’ certificate;

•	to comply with the provisions of the indenture relating to consolidations, amalgamations, mergers, and sales of assets;

•	to add guarantees with respect to any or all of the debt securities or to secure any or all of the debt securities;

•	to make any change that does not adversely affect the rights of any holder of a series of debt securities under the indenture;

•

to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there is none of that debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•	to conform the text of the indenture or any guarantee to any provision as described in this section (or in a similar section) of this prospectus or in any prospectus supplement;

•	to provide for the issuance of additional debt securities in accordance with any limitations set forth in the indenture;

•	to establish the form or terms of debt securities, if any, of any series;

•

to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights in any material respect under the indenture of any holder of debt securities, including to comply with requirements of the SEC or the depositary in order to maintain the transferability of the Debt Securities pursuant to Rule 144A or Regulation S promulgated under the Securities Act; and

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities, subject to certain limitations.

Consolidation, Amalgamations, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, the indenture prohibits us from amalgamating or consolidating with or merging into another business entity, or transferring or leasing substantially all of our assets, unless:

•	we are the continuing entity in the case of an amalgamation or merger; or

•

the surviving or acquiring entity, if other than us, is organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, Canada, or any province or territory thereof, and it expressly assumes our obligations with respect to our debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default or event of default would occur or be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, amalgamation, merger, or sale complies with the indenture.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at your election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Global Securities

Our debt securities may be issued in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement. If so, each global security will be issued in the denomination of the aggregate principal amount of securities that it represents. Unless and until it is exchanged in whole or in part for debt securities that are in definitive registered form, a global security may not be transferred or exchanged except as a whole to the depositary, another nominee of the depositary, or a successor of the depositary or its nominee. The applicable prospectus supplement will describe this concept more fully.

The specific material terms of the depositary arrangement with respect to any portion of a series of our debt securities that will be represented by a global security will be described in the applicable prospectus supplement. We anticipates that the following provisions will apply to our depositary arrangements.

Upon the issuance of any global security, and its deposit with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the principal amounts of our debt securities represented by the global security to the accounts of participating institutions that have accounts with the depositary or its nominee. The underwriters or agents engaging in the distribution of our debt securities, or us, if we are offering and selling our debt securities directly, will designate the accounts to be credited. Ownership of beneficial interests in a global security will be limited to participating institutions or their clients. The depositary or its nominee will keep records of the ownership and transfer of beneficial interests in a global security by participating institutions. Participating institutions will keep records of the ownership and transfer of beneficial interests by their clients. The laws of some jurisdictions may require that purchasers of our securities receive physical certificates, which may impair a holder’s ability to transfer its beneficial interests in global securities.

While the depositary or its nominee is the registered owner of a global security, the depositary or its nominee will be considered the sole owner of all of our debt securities represented by the global security for all purposes under the indentures. Generally, if a holder owns beneficial interests in a global security, that holder will not be entitled to have our debt securities registered in that holder’s own name, and that holder will not be entitled to receive a certificate representing that holder’s ownership. Accordingly, if a holder owns a beneficial interest in a global security, the holder must rely on the depositary and, if applicable, the participating institution of which that holder is a client to exercise the rights of that holder under the applicable indenture.

The depositary may grant proxies and otherwise authorize participating institutions to take any action that a holder is entitled to take under the indentures. We understand that, according to existing industry practices, if we request any action of holders, or any owner of a beneficial interest in a global security wishes to give any notice or take any action, the depositary would authorize the participating institutions to give the notice or take the action, and the participating institutions would in turn authorize their clients to give the notice or take the action.

Generally, we will make payments on our debt securities represented by a global security directly to the depositary or its nominee. It is our understanding that the depositary will then credit the accounts of participating institutions, which will then distribute funds to their clients. We also expect that payments by participating institutions to their clients will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of clients registered in “street names,” and will be the responsibility of the participating institutions. Neither we nor the trustee, nor our respective agents, will have any responsibility, or bear any liability, for any aspects of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing records relating to beneficial interests.

Generally, a global security may be exchanged for certificated debt securities only in the following instances:

•

the depositary notifies us that it is unwilling or unable to continue as depositary, or it ceases to be a registered clearing agency, if required to be registered by law, and a successor is not appointed within 90 days; or

•

We determine in our sole discretion that we will no longer have debt securities represented by global securities or that we will permit global securities to be exchanged for certificated debt securities.

Debt securities may be issued as registered securities (which will be registered as to principal and interest in the register maintained by the registrar for those senior debt securities).

Reports

We will deliver to the trustee (unless such reports have been filed within the time period set forth below on the SECs Electronic Data Gathering, Analysis and Retrieval system), within 15 calendar days after we have filed with the SEC, copies of our annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Trustee

We have designated                          to serve as the U.S. trustee under the indenture. We may engage additional or substitute trustees with respect to particular series of our debt securities.

Governing Law

The indenture and the debt securities are governed by the laws of the Province of Alberta and the laws of Canada applicable in the Province of Alberta; provided, that the rights, protections, duties, obligations and immunities of the U.S. trustee hereunder shall be governed by and construed under the laws of the State of New York.

Consent to Service

In connection with the indenture, we will designate and appoint Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, as our authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the indenture or the debt securities that may be instituted in any U.S. federal or New York state court located in the Borough of Manhattan, in the City of New York, or brought by the trustee (whether in its individual capacity or in its capacity as trustee under the indenture), and will irrevocably submit to the non-exclusive jurisdiction of such courts.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our equity or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States and Canadian federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase common shares or preferred shares will describe the terms of the common share warrants and preferred share warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common shares or preferred shares that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of common shares or preferred shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States and Canadian federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or preferred shares or common shares being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until you exercise your warrants to purchase our debt securities, common shares, or preferred shares, you will not have any rights as a holder of our debt securities, common shares, or preferred shares, as the case may be, by virtue of your ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

From time to time, subscription receipts may be offered and sold under this prospectus. A subscription receipt may entitle the holder to acquire, for no additional consideration, our common shares, preferred shares or debt securities. Subscription receipts may be offered separately or together with other securities. The subscription receipts will be issued under a subscription receipt agreement with a subscription receipt agent.

The applicable prospectus supplement will include details of the subscription receipt agreement covering the subscription receipts being offered. The following sets forth certain general terms and provisions of the subscription receipts offered under this prospectus.

The specific terms of the subscription receipts, and the extent to which the general terms described in this section apply to those subscription receipts, will be set forth in the applicable prospectus supplement. The particular terms of each issue of subscription receipts will be described in the related prospectus supplement. This description will include, where applicable:

•	the number of subscription receipts;

•	the price at which the subscription receipts will be offered;

•	the procedure for the exchange or exercise of the subscription receipts for shares of our common shares or preferred shares or for debt securities;

•	the number of shares or principal amount of debt securities that may be acquired upon exchange or exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	material United States and Canadian federal income tax consequences of owning the subscription receipts; and

•	any other material terms and conditions of the subscription receipts.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	to or through one or more underwriters, initial purchasers, brokers, or dealers;

•	through agents to investors or the public;

•	directly to agents or other purchasers;

•

in “at the market offerings” as defined in Canadian National Instrument 44-102 Shelf Distributions and within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in rights offerings to holders of some or all of our securities, with or without one or more standby underwriters;

•	though a combination of any such methods of sale; or

•	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:

•	the terms of the offering;

•	the names of any underwriters, dealers, or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

•	any delayed delivery arrangements;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable U.S. or Canadian securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

Each series of securities other than our common shares, which are listed on Nasdaq under the ticker symbol “DRTT” and on the TSX under the ticker symbol “DRT,” will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common shares, may or may not be listed on a national securities exchange.

CURRENCY AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all dollar amounts are expressed in U.S. dollars. All references to “dollars” or “$” are to U.S. dollars and references to “C$” are to Canadian dollars.

The following table sets forth certain exchange rates as reported by the Bank of Canada. Such rates are set forth as Canadian dollars per United States dollar.

	Year ended December 31			Nine months ended September 30
	2019	2018	2017	2020	2019
Period End	1.2988	1.3642	1.2545	1.3339	1.3243
Average	1.3269	1.2957	1.2986	1.3541	1.3292
Low	1.2988	1.2288	1.2128	1.2970	1.3038
High	1.3600	1.3642	1.3743	1.4496	1.3600

On December 18, 2020, the rate of exchange for the United States dollar, expressed in Canadian dollars, based on the Bank of Canada daily average exchange rate for United States dollars, was US$1.00 equals $1.277.

EARNINGS COVERAGE

If we offer Debt Securities having a term to maturity in excess of one year or preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities, as required by Canadian securities laws.

PRIOR SALES

As required by Canadian securities laws, information in respect of our common shares that were issued within the previous twelve-month period, including common shares that were issued upon the exercise of equity awards granted under our long-term incentive plan, deferred share unit plan and any predecessor incentive plans, will be provided as required in any applicable prospectus supplement.

CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material U.S. and Canadian federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our capital structure since September 30, 2020, the date of our financial statements for the most recently completed financial period.

ENFORCEMENT OF CIVIL LIABILITIES

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that (i) the Company is a corporation incorporated under the ABCA and is governed by the laws of Alberta, (ii) certain of its directors and executive officers are resident outside the United States, (iii) the Underwriters and certain experts named in the Canadian Prospectus are resident outside the United States and (iv) all or a substantial portion of the assets of the foregoing persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon the Company, the Underwriters and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability provisions of the United States federal securities laws.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Bennett Jones LLP, Calgary, Alberta, Canada, with respect to Canadian legal matters, and by Vinson & Elkins L.L.P., Dallas, Texas, with respect to U.S. legal matters as our counsel. Any underwriter will be advised about other issues relating to any offering by its own legal counsel.

AUDITORS, TRANSFER AGENT AND REGISTRAR

PricewaterhouseCoopers LLP was initially appointed as our auditor at our annual meeting of shareholders held on June 26, 2018. PricewaterhouseCoopers is located at 111-5th Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3.

Our transfer agent and the registrar for our common shares in Canada is Computershare Investor Services Inc. located at 100 University Avenue, 8th Floor, Toronto, Ontario, Canada, M5J 2Y1 and, in the United States is Computershare Trust Company, N.A. located at 1011-250 Royall Street, Canton, Massachusetts, USA 02021.

INTERESTS OF EXPERTS

The consolidated financial statements as of December 31, 2019 and December 31, 2018 and for each of the three years in the period ended December 31, 2019 appearing in our Annual Report on Form 10-K and incorporated by reference herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the fees and expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$10,910.00
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees and expenses	*
Stock exchange listing fees	*
Trustee fees and expenses	*
Printing, FINRA filing fee (if applicable) and miscellaneous expenses	*

Total	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Under Section 124 of the ABCA, except in respect of an action by or on behalf of us to procure a judgment in our favor, we may indemnify a current or former director or officer or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor and the heirs and legal representatives of any such persons (collectively, “Indemnified Persons”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by any such Indemnified Person in respect of any civil, criminal or administrative actions or proceedings to which the Indemnified Person is made a party by reason of being or having been our director or officer, if (i) the Indemnified Person acted honestly and in good faith with a view to our best interests, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that such Indemnified Person’s conduct was lawful (collectively, the “Discretionary Indemnification Conditions”).

Notwithstanding the foregoing, the ABCA provides that an Indemnified Person is entitled to indemnity from us in respect of all costs, charges and expenses reasonably incurred by the Indemnified Person in connection with the defense of any civil, criminal or administrative action or proceeding to which the Indemnified Person is made a party by reason of being or having been our director or officer, if the Indemnified Person (i) was substantially successful on the merits in the Indemnified Person’s defense of the action or proceeding, (ii) fulfills the Discretionary Indemnification Conditions, and (iii) is fairly and reasonably entitled to indemnity (collectively, the “Mandatory Indemnification Conditions”). We may advance funds to an Indemnified Person for the costs, charges and expenses of such a proceeding; however, the Indemnified Person shall repay the funds if the Indemnified Person does not fulfill the Mandatory Indemnification Conditions. The indemnification may be made in connection with a derivative action only with court approval and only if the Discretionary Indemnification Conditions are met.

As contemplated by Section 124(4) of the ABCA and our by-laws, we have acquired and maintain liability insurance for our directors and officers with coverage and terms that are customary for a company of our size in our industry of operations. The ABCA provides that we may not purchase insurance for the benefit of an Indemnified Person against a liability that relates to the Indemnified Person’s failure to act honestly and in good faith with a view to our best interests.

Our by-laws provide that we shall, to the maximum extent permitted under the ABCA or otherwise by applicable law, indemnify our present and former directors and officers as well as any person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she is made a party to or involved by reason of that association with us or such other entity.

Our by-laws also provide that none of our directors or officers shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to us through the insufficiency or deficiency of title to any property acquired by us or for or on behalf of us or for the insufficiency or deficiency of any security in or upon which any of our moneys shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation, including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with our moneys, securities or other assets, or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his or her office or trust or in relation thereto; provided that nothing in our by-laws shall relieve any director or officer from the duty to act in accordance with the ABCA and the regulations thereunder. The foregoing is premised on the requirement under our by-laws that each of our directors and officers, in exercising his or her powers and discharging his or her duties, shall act honestly, in good faith and with a view to our best interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

We have also entered into indemnification agreements with all of our directors and executive officers. Subject to certain exceptions, these agreements generally require that we indemnify and hold our directors and officers and their respective heirs, executors, administrators and other legal representatives (collectively, the “DIRTT Indemnified Parties”) harmless, to the fullest extent permitted by law, for any losses that they may incur in relation to their association with us and our subsidiaries as directors and officers. Such indemnity will only be available if the DIRTT Indemnified Party: (i) acted honestly and in good faith with a view to our best interest or, as the case may be, to the best interest of an entity for which the DIRTT Indemnified Party acted as a director, officer or in a similar capacity at our request and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had acted with a reasonable belief that his or her conduct was lawful. The indemnification agreements also provide that, upon the request of a DIRTT Indemnified Party, we shall advance expenses to the DIRTT Indemnified Parties so that they may properly investigate, defend or appeal any applicable claim.

Item 16. Exhibits

A list of exhibits filed with this registration statement is set forth in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	That:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective, and

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

INDEX TO EXHIBITS

Exhibit No.	Exhibit or Financial Statement Schedule

1.1**	Form of Underwriting Agreement.

3.1*	Restated Articles of Amalgamation of DIRTT Environmental Solutions Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, File No. 001-39061, filed on September 20, 2019).

3.2*	Amended and Restated Bylaw No.1 of DIRTT Environmental Solutions Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39061, filed on May 22, 2020).

4.1*	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, File No. 001-39061, filed on February 26, 2020).

4.2***	Form of Indenture.

4.3**	Form of Warrant Agreement.

4.4**	Form of Warrant Certificate.

4.5**	Form of Subscription Receipt Agreement.

5.1***	Opinion of Bennett Jones LLP.

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm.

23.2***	Consent of Bennett Jones LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature pages hereto.

25.1****	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended.

*	Previously filed.
**	To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.
***	To be filed by pre-effective amendment to this registration statement.
****	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, DIRTT Environmental Solutions Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada on December 23, 2020.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

By:	/s/ Kevin O’Meara
Name:	Kevin O’Meara
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin O’Meara and Geoffrey D. Krause, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary and desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on December 23, 2020.

Signature	Title

/s/ Kevin O’Meara	Chief Executive Officer and Director
Kevin O’Meara	(Principal Executive Officer)

/s/ Geoffrey D. Krause	Chief Financial Officer
Geoffrey D. Krause	(Principal Financial Officer and Principal Accounting Officer)

/s/ Steven Parry	Director
Steven Parry

/s/ Wayne Boulais	Director
Wayne Boulais

/s/ Michael Ford	Director
Michael Ford

/s/ Denise Karkkainen	Director
Denise Karkkainen

/s/ Shauna King	Director
Shauna King

/s/ Todd W. Lillibridge	Director
Todd W. Lillibridge

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned certifies that it is the duly authorized United States representative of DIRTT Environmental Solutions Ltd. and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on December 23, 2020.

DIRTT Environmental Solutions Ltd.
(Authorized Representative)

By:	/s/ Kevin O’Meara
Kevin O’Meara
President and Chief Executive Officer